WEINBERG & COMPANY, P.A.                                            Exhibit 16
---------------------------
CERTIFIED PUBLIC ACOUNTANTS







                                 August 19, 2003





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE: CYBERADS, INC.
             FILE REF. NO. 333-62690
             -----------------------

We have read the statements that we understand Cyberads, Inc. will include under
Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

                                                   Very truly yours,

                                                   /s/ Weinberg & Company, P.A.
                                                   -----------------------------
                                                   WEINBERG & COMPANY, P.A.
                                                   Certified Public Accountants













Town Executive Center                         Watt Plaza
6100 Glades Road Suite 314                    1875 Century Park East Suite 600
Boca Raton, Florida 33434                     Los Angeles, California 90067
Telephone: (561) 487-5765                     Telephone: (310) 407-5450
Facsimile: (561) 487-5766                     Facsimile: (310) 407-5451

                          Website: www.cpaweinberg.com
     American Institute of CPA's/Division for CPA Firms SEC Practice Section